EXHIBIT 99.5.2



Moody's Investors Service
99 Church Street
New York, NY 10007


September 17, 1998


MBIA Insurance Corporation
113 King Street
Armonk, New York 10504

RE:   Empire State Municipal Exempt
      Trust, Guaranteed Series 142

Gentlemen:

Moody's Investors Service has assigned the rating of Aaa (MBIA Insurance Corp.) to each of the bonds insured by MBIA Insurance Corporation, comprising Empire State Municipal Exempt Trust, Guaranteed Series 142. The rating is based upon an insurance policy provided by MBIA Insurance Corporation. The rating applies to each bond only while it is held in such trust.

Please send us a final Prospectus when available. Should you have any questions regarding the above, please do not hesitate to contact the assigned analyst, Margaret Kessler, at (212) 553-7884.

Sincerely yours,

Laura Levenstein
Vice President and Managing
Director


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Moody's Investors Service
99 Church Street
New York, New York  10007


September 16, 1998


Glickenhaus & Company
6 East 43rd Street
New York, New York  10017

Lebenthal & Company, Inc.
25 Broadway
New York, New York  10004

RE:  Empire State Municipal
     Exempt Trust Guaranteed Series 142

Gentlemen:

     This letter will serve to affirm that as of September 16, 1998, Moody's Investor's Service has assigned the following rating to the issue listed below:

Rating              Issue
------              -----

A3 New York State Dormitory Authority, State University Educational Facilities Series B, 4.750%, due 5/15/28.



Sincerely Yours,

Laura Levenstein
Vice President and Managing
Director

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